MediXall group

Acquisition Agreement

This Acquisition Agreement (the "Agreement") is made as of January 17, 2022
2019 (the "Effective Date") by and between MediXall Group, Inc., a corporation organized under the laws of the State of Florida, with its principal place of business at 2929 E. Commercial Blvd., PH D, Ft. Lauderdale, FL 33308, ("MediXall"),and the virtual clinic company, 24 Hr Virtual Clinic located at 1015 Via Villagio, Hypoluxo, FL 33462, "Dr. Catherine Ann Hawkins- Hood and Robert Hood".

WHEREAS, MediXall Group has been established to develop, promote and market for emerging companies in the healthcare sector, with expertise in corporate strategic planning, financial strategies, mass marketing, systems development and implementation, taking companies public and acquiring the 50% interest in the Joint Venture.

WHEREAS, MediXall Group desires to acquire 24 Hr Virtual Clinic, in preparation to go public,

In consideration of the mutual covenants and promises contained herein, and other good and valuable consideration, receipt of which is hereby acknowledged, the parties agree as follows:

1. Transaction and Corporate Officers

1.1 In lieu of 24 Hr Virtual Clinic's 50% interest in the Joint Venture, VC will receive 500,000 shares in MediXall Group. 24 Hr Virtual Clinic's owners will still own the intellectual properties.

Although MediXall will have the right to purchase these intellectual properties for 500,000 shares in MediXall Group plus buyout of the existing members of the LLC.

With this transaction 24 Hr Virtual Clinic which will be renamed to "Wellcare First" will become a wholly owned subsidiary of MediXall Group.

2. Closing

The Agreement will be considered completed at the signing of this document by the authorized signers on the Signature Page.

3. Fees and Expenses

Corporate expenses specifically related to the closing and filing ofthis agreement, such as business licenses and filing fees, will be the responsibility of MediXall Group. Responsibility for all other expenses will be part of subsequent agreements that address specific operational relationships.

4. Confidentiality and Proprietary Rights

4.1 As a basic condition to entering into this Agreement, MediXall Group and 24 Hr Virtual Clinic mutually warrant that each will seek to support and build up the interest of this new company, and will not engage in business or activities that compete with, or do not support this company.

5. Covenants, Representations and Warranties

5.1 Neither party hereto shall assign any of its rights and obligations hereunder without the prior written consent of the other party.

5.2 Either party's failure at any time to require strict compliance by the other party of the provisions of this Agreement shall not diminish such party's right thereafter to demand strict compliance therewith or with any other provision.

5.3 Waiver of any particular default shall not waive any other default.

5.4 All disputes with respect to this Agreement shall be determined in accordance with the laws of the State of Florida.

5.5 In the event that any provision of this Agreement shall be deemed unlawful or otherwise unenforceable, such provision shall be severed from this Agreement and the balance of the Agreement shall continue in full force and effect.

5.6 This Agreement contains and sets forth the entire agreement and understanding between the parties with respect to the subject matter contained herein, and such supersedes all prior discussions, agreements, representations and understandings in this regard. This Agreement shall not be modified except by an instrument in writing signed by both parties.

5.7 Any notice permitted, required, or desired to be given under this Agreement shall be in writing, fax or via email and shall be deemed to have been effectively given when delivered to the party

(i) if personally delivered, or
(ii) if sent via email or facsimile, upon successful transmission to:

In the case of MediXall Group:

Neil Swartz, CEO: MediXall Group.
2929 E. Commercial Blvd., PH-D Ft. Lauderdale, FL 33308

In the case of 24 Hr Virtual Clinic:

Dr. Catherine Ann Hawkins-Hood and Robert Hood:
1015 Via Villagio, Hypoluxo, FL 33462

or to such address as may have been designated by MediXall Group or 24 Hr Virtual Clinic.

Signature Page to follow:

MediXall Group

Neil Swartz
CEO

Date 1/17/22

24 Hr Virtual Clinic

Dr. Catherine Ann Hawkins-Hood

Date 1/17/22

Robert Hood

Date 1/17/22